Exhibit 6(a)

                               THE OLSTEIN FUNDS
                       RODNEY SQUARE DISTRIBUTORS, INC.
                          OLSTEIN & ASSOCIATES, L.P.
                            DISTRIBUTION AGREEMENT


     THIS DISTRIBUTION AGREEMENT is made as of the 18th day of August, 1995, among The Olstein Funds (the "Trust"), a Delaware business trust, Rodney Square Distributors, Inc. ("Rodney Square"), a corporation organized under the laws of the State of Delaware, having its principal place of business in Wilmington, Delaware, and Olstein & Associates, L.P. ("Olstein"), a limited partnership organized under the laws of the State of New York. Rodney Square and Olstein together may be referred to herein as the "National Distributors."

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company;

     WHEREAS, the National Distributors are engaged in the business of promoting the distribution of the securities of investment companies, and are members of the National Association of Securities Dealers (the "NASD") and are registered as broker-dealers under the Securities Exchange Act of 1934 (the "1934 Act");

     WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest, par value $0.001 per share ("Shares") in one or more classes or series, and has registered such Shares for public offering and distribution under the Securities Act of 1933 (the "1933 Act") and any applicable state securities laws;

     WHEREAS, the Trust is authorized to offer for public sale one or more distinct series of Shares of beneficial interest ("Series"), representing an undivided interest in the assets, subject to the liabilities, allocated to that Series and each Series having a separate investment objective and policies;

     WHEREAS, the Trust anticipates that it will establish multiple Series (each a "Fund");

     WHEREAS, the Trust wishes to employ the services of the National Distributors to assist in the distribution of the Shares in accordance with applicable laws and such Plan of Distribution as the Trust may adopt; and

     WHEREAS, the National Distributors wish to provide distribution services to the Trust as set forth below;

     NOW, THEREFORE, in consideration of the mutual premises and undertakings herein contained, the parties agree as follows:







     DIST.RTF
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     1.    SALE OF SHARES.  During the term of this Agreement the Trust grants to the National Distributors the right to sell on its behalf Shares of all Series of the Trust, now or hereafter created, subject to the registration requirements of the 1933 Act, and of the laws governing the sale of securities in various states (the "Blue Sky Laws") under the terms and conditions set forth herein. In connection therewith, the National Distributors (i) shall have the right to sell, as agent on behalf of the Trust, Shares authorized for issue and registered under the 1933 Act and applicable Blue Sky Laws; (ii) shall sell such Shares only in compliance with applicable law, the terms set forth in the Trust's currently effective registration statement, and in accordance with any Plan of Distribution of the Trust for any Series, as may be in effect from time to time, and further in compliance with any limitations which may be imposed by the Trustees of the Trust, and (iii) shall, subject to
approval   by  the  Trustees  of  the  Trust,  agree  to  the  delegation   of
responsibilities among themselves under this Agreement as provided in Schedule A to this Agreement, which may be amended from time to time. The National Distributors are not obligated to sell any specific number of Shares.

     2. SELLING DEALER AGREEMENTS. Subject to the supervisory authority of the Trustees of the and on such terms as are authorized by the Trust, Olstein may enter into selling dealer agreements with selected dealers and others ("Selling Dealers") for the provision of distribution services related to the sale of Trust Shares as well as other shareholder services as agreed by affected parties. Olstein only will act as principal in entering into such selling dealer agreements.

     3. SALE OF SHARES BY THE TRUST. The rights granted to the National Distributors shall be non-exclusive in that the Trust reserves the right to sell its Shares to investors on applications received and accepted by the Trust. Further, the Trust reserves the right to issue Shares in connection with (a) the merger or consolidation of the assets of, or acquisition by the Trust through purchase or otherwise, with any other investment company, trust or personal holding company; (b) the payment or reinvestment of dividends or distributions; or (c) any offer of exchange permitted by Section 11 of the 1940 Act.

     4. SHARES COVERED BY THIS AGREEMENT. This Agreement shall apply to Shares of all Series of the Trust, Shares of all Series of the Trust held in its treasury in the event that in the discretion of the Trust treasury Shares shall be sold, and Shares of all Series of the Trust repurchased for resale.

     5. PUBLIC OFFERING PRICE. Except as otherwise noted in the Trust's current Prospectus (the "Prospectus") or Statement of Additional Information (the "SAI") with respect to each Series, all Shares sold to investors by the National Distributors or the Trust will be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per share, plus any applicable sales charge on such Shares, determined in the manner described in the Trust's current Prospectus or SAI with respect to the applicable Series. The Trust shall in all cases receive not less than the net asset value per share on all sales.







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     6.   SUSPENSION OF SALES.  If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be processed by the National Distributors except such unconditional orders placed with the National Distributors before it had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales and the National Distributors's authority to process orders for Shares on behalf of the Trust if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust. In addition, the Trust and the National Distributors reserve the right to reject any purchase order.

     7. SOLICITATION OF SALES. In consideration of these rights granted to the National Distributors, the National Distributors agree to use all reasonable efforts, consistent with their other business, to secure purchasers for Shares of the Trust. This shall not prevent the National Distributors from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. The National Distributors agree to use all reasonable efforts to ensure that taxpayer identification numbers provided for shareholders of the Trust are correct.

     8. AUTHORIZED REPRESENTATIONS. The National Distributors are not authorized by the Trust to give any information or to make any representations other than those contained in the appropriate registration statements, Prospectuses or SAI's filed with the Securities and Exchange Commission (the "SEC") under the 1933 Act or with the states under applicable Blue Sky Laws (as those registration statements, Prospectuses and SAI's may be amended from time to time), or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the National Distributors' use. This shall not be construed to prevent the National Distributors from preparing and distributing, in compliance with applicable laws and regulations, sales literature or other material as it may deem appropriate. The National Distributors will furnish or cause to be furnished copies of such sales literature or other material to the President of the Trust or his or her designee and will provide that designee with a reasonable opportunity to comment on it. The National Distributors agree to take appropriate action to cease using such sales literature or other material to which the Trust reasonably objects as promptly as practicable after receipt of the objection.

     9. REGISTRATION OF SHARES. The Trust agrees that it will take all action necessary to register under the 1933 Act and applicable state Blue Sky Laws all shares which are to be made subject to any public offering or sale (subject to the necessary approval, if any, of its shareholders) so that there will be available for sale the number of Shares the National Distributors may reasonably be expected to sell. The Trust shall furnish to the National Distributors copies of all information, financial statements and other papers which the National Distributors may reasonably request for use in connection with the distribution of Shares of each Series of the Trust.

     10. REPURCHASE OF SHARES. The National Distributors as agent and for the account of the Trust may repurchase Shares offered for resale to either of them, and redeem such Shares at their net asset value.






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     11.  EXPENSES, COMPENSATION AND REIMBURSEMENT.

          (a)  The Trust shall pay all fees and expenses:

               (i) in connection with the preparation, setting in type and filing of any registration statement, Prospectus and SAI under the 1933 Act, and any amendments thereto, for the registration of its Shares;

               (ii) in connection with the registration and qualification of Shares for sale in the various states in which the Board of Trustees (the "Trustees") of the Trust shall determine it advisable to qualify such Shares for sale (including registering the Trust or Series as a broker or dealer or any officer of the Trust as agent or salesperson in any state);

               (iii) of  preparing,  setting  in  type,  printing  and mailing any report or other communication to shareholders of the Trust in their capacity as such; and

               (iv) of preparing, setting in type, printing and mailing Prospectuses, SAI's, and any supplements thereto, sent to existing shareholders.

          (b)  The National Distributors shall pay costs of:

               (i) printing and distributing Prospectuses, SAI's and reports prepared for its use in connection with the offering of Shares for sale to the public;

               (ii)  any  other  literature  used  in  connection  with   such
                     offering;

               (iii) advertising    in   connection    with   such    offering
                     including, but not limited to public relations services, sales presentations, media charges, and preparation, printing and mailing of advertising and sales literature; data processing necessary to support a distribution effort; printing and mailing prospectuses to prospective investors; sales commissions; and distribution and shareholder servicing activities of broker-dealers and other financial institutions; and

               (iv) filing fees required by regulatory authorities for sales literature and advertising materials and any additional out-of-pocket expenses incurred in connection with these and any other costs of distribution.

          (c) In addition to the services described above, the National Distributors will provide services, including assistance in the production of marketing and advertising materials for the sale of Shares of the Trust, and Rodney Square will review them for compliance with applicable regulatory requirements and submit them for required regulatory review.


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          (d)  In  connection with the services to be provided by the National
               Distributors under this Agreement:


               (i) Olstein shall pay to Rodney Square an annual fee as provided in Schedule A, and shall advance to, or reimburse Rodney Square for, disbursements and expenses which Rodney Square may incur pursuant to this Agreement; and

               (ii) Olstein  shall  receive from the Trust  such  underwriting discounts as shall be authorized from time to time with respect to the sale of Shares, such payments as shall be authorized to be paid by the Trust pursuant to any Plan of Distribution adopted by the Trust in accordance with Rule 12b-1 under the 1940 Act, and reimbursement of such expenses of the Trust as may be paid by Olstein from time to time.

          (e) In connection with the services to be provided by the National Distributors under this Agreement, and payments to be made and expenses to be incurred by the parties under this Agreement, each National Distributor agrees to provide to the Board of Trustees of the Trust such information as may be required to be reviewed by the Trustees under Rule 12b-1 of the 1940 Act, including such financial information as may be required in connection with the adoption, supervision, or continuation of any Plan of Distribution of the Trust under such rule, or the adoption of any budget thereunder.

          (f)  For purposes of Shares purchased via Fund/SERV:

               (i) Rodney Square agrees to enter into a certain Additional Number Agreement with the National Securities Clearing Corporation ("NSCC"), until such time as the Trust has become a Fund Member itself,to obtain additional clearing number from NSCC, to be used by Rodney Square/Olstein which number may be used for settlement of Fund/SERV transactions;

               (ii) The Trust agrees to guarantee payment to NSCC of any and all charges imposed by NSCC from time to time relating to the Rodney Square/Olstein clearing number;

               (iii) Rodney  Square  shall  forward  all  fees and  charges to the Rodney Square/Olstein clearing number to the Fund for payment by the Fund to NSCC;

               (iv)  The  Trust  shall accept full liability for  any  fees or
                     charges  regarding  transactions  clearing  through   the
                     Rodney Square/Olstein clearing number;

               (v) Rodney Square shall have the right to terminate the Additional Number Agreement at any time following the acceptance of the Trust as Fund Member and being issued its own clearing number in accordance with transition procedures.

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     12.  INDEMNIFICATION.

          (a) The Trust agrees to indemnify and hold harmless each National Distributor and each of its trustees and officers and each person, if any, who controls such National Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares of beneficial interest of the Trust, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Trust or any of its employees or
               representatives,   or   based  upon  the   grounds   that   the
               registration   statements,  Prospectuses,  SAI's,   shareholder
               reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not
               misleading.   However, the Trust does not agree to indemnify  a
               National Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in writing by or on behalf of such National Distributor. In no case (i)
               is   the  indemnity  of  the  Trust  in  favor  of  a  National
               Distributor or any person indemnified to be deemed to protect the National Distributors or any person against any liability to the Trust or its security holders to which the National Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or ordinary negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this section with respect to any claim made against the National Distributors or any person indemnified unless the National Distributor or person, as the case may be, shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the National Distributor or any such person or after the National Distributor or such person shall have received notice of service on any designated agent. However, except to the extent the Trust is harmed thereby, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to the National Distributors or any person against whom such action is brought other than on account of its indemnity agreement contained in
               this  section.   The Trust shall be entitled to participate  at
               its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Trust elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the National Distributors, or person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any suit and retain counsel, the National Distributors, officers or trustees or controlling person(s) or defendant(s) in the suit, shall bear the fees and expenses of
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               any additional counsel retained by them.  If the Trust does not elect to assume the defense of any suit, it will reimburse the National Distributors, officers or trustee or controlling person(s) or defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees
               to   notify   the   National  Distributors  promptly   of   the
               commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Shares.

          (b) Each National Distributor also covenants and agrees that it will indemnify and hold harmless the Trust and each of its trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the National Distributor from which such indemnification is sought, or any of its employees or representatives, or alleging that the registration statements, Prospectuses, SAI's, shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust by or on behalf of the National Distributor from which such indemnification is sought. In no case (i) is the indemnity of a National Distributor in favor of the Trust or any person indemnified to be deemed to protect the Trust or any person against any liability to which the Trust or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is a National Distributor to be liable under its indemnity agreement contained in this section with respect to any claim made against the Trust or any person indemnified unless the Trust or person, as the case may be, shall have notified the National Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or any such person or after the Trust or such person shall have received notice of service on any designated agent. However, failure to notify a National Distributor of any claim shall not relieve that National Distributor from any liability which it may have to the Trust or any person against whom the action is brought other than on account of its indemnity agreement contained in this section. In the case of any notice to a National Distributor, it shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the National Distributor elects to assume

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               the  defense, the defense shall be conducted by counsel  chosen by it and satisfactory to the Trust, to its officers and trustees and to any controlling person(s) or any defendants(s) in the suit. In the event the National Distributor elects to assume the defense of any suit and retain counsel, the Trust or controlling person(s) or defendant(s) in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the National Distributor does not elect to assume the defense of any suit, it will reimburse the Trust, its officers or Trustees, controlling person(s) or defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by
               them.   Each  National Distributor agrees to notify  the  Trust
               promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Shares.

     13. LIABILITY OF THE NATIONAL DISTRIBUTORS. Neither National Distributor shall be liable for any damages or loss suffered by the Trust in connection with the matters to which this Agreement relates, except for damage or loss resulting from willful misfeasance, bad faith or gross negligence on the National Distributor's part in the performance, or reckless disregard, of its duties under this Agreement. Any person, even though also an officer, partner, employee or agent of a National Distributor, or any of its affiliates, who may be or become an officer of the Trust, shall be deemed, when rendering services to or acting on any business of the Trust in any such capacity (other than services or business in connection with the National Distributors's duties under this Agreement), to be rendering such services to or acting solely for the Trust and not as an officer, partner, employee or agent or one under the control or direction of a National Distributor or any of its affiliates, even if paid by a National Distributor or an affiliate thereof.

     14. ACTS OF GOD, EQUIPMENT FAILURE. Neither National Distributor shall be liable for any delays or errors occurring by reason of circumstances not reasonably foreseeable and beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot or failure of communication or power supply. In addition, in the event of equipment breakdowns which are (i) beyond the reasonable control of a National Distributor and (ii) not primarily attributable to the failure of the National Distributor to reasonably maintain or provide for the maintenance of such equipment, the respective National Distributor shall, at no additional expense to the Trust, take reasonable steps in good faith to minimize service interruptions but shall have no liability with respect thereto.

     15.  EFFECTIVENESS, TERMINATION.

          (a)  This  Agreement  shall become effective as of  the  date  first written above, and unless terminated as provided, shall continue in force for two (2) years from the date of its execution and thereafter from year to year, provided continuance is approved at least annually by either (i) the vote of a majority of the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Trust, and (ii) the vote of a majority of those Trustees of the Trust who are not interested persons of the Trust and who are

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               not  parties  to  this Agreement or interested persons  of  any party, cast in person at a meeting called for the purpose of voting on the approval.

          (b) This Agreement shall automatically terminate in the event of its assignment. As used in this Section, the terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules enacted thereunder as now in effect or as hereafter amended.

          (c) In addition to termination by failure to approve continuance or by assignment, this Agreement may at any time be terminated without the payment of any penalty: (i) as to a National Distributor, by the Trust (by the vote of a majority of the Trustees of the Trust who are not interested persons of the Trust, or by vote of a majority of the outstanding voting securities of the Trust or an affected series of the Trust) upon not less than sixty (60) days written notice to the affected party; or (ii) as to Rodney Square, by Olstein upon not less than sixty (60) days written notice to Rodney Square and the Trust; or (iii) as to either National Distributor's own participation, by such party upon not less than sixty (60) days written notice to the other affected parties.

     16. AMENDMENTS. The National Distributors and the Trust shall regularly consult with each other regarding National Distributors' performance of their obligations and their compensation under the foregoing provisions. In connection therewith, the Trust shall submit to National Distributors at a reasonable time in advance of filing with the SEC copies of any amended or supplemented registration statement of the Trust (including exhibits) under the 1933 Act, and the 1940 Act, and, a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Trust. Any change in such materials that would require any change in the National Distributors' obligations under the foregoing provisions shall be subject to the burdened party's approval, which shall not be unreasonably withheld. In the event that a change in such documents or in the procedures contained therein increases the cost or potential liability to the National Distributors in performing their obligations hereunder by more than an insubstantial amount, the National Distributors shall be entitled to receive reasonable compensation therefor.

     This Agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Trust shall have been approved (i) by the Trustees of the Trust, or by a vote of a majority of the outstanding voting securities of the Trust, and (ii) by vote of a majority of the Trustees of the Trust who are not interested persons of the National Distributors or of the Trust cast in person at a meeting called for the purpose of voting on such amendment.

     17. NOTICE. Any notice under this Agreement shall be given in writing addressed to the party intended to receive such notice. Any notice may be hand delivered, or may be sent by registered or certified mail, postage prepaid, to the receiving party, at its principal place of business.



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     18.   SEVERABILITY.  If any provision of this Agreement shall be held  or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     19. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware.

     20. SHAREHOLDER LIABILITY. The National Distributors acknowledge that they have received notice of and accept the limitations of liability set forth in the Trust's Agreement and Declaration of Trust. The National Distributors agree that the Trust's obligations hereunder shall be limited to the assets of the Trust, and that the National Distributors shall have recourse solely against the assets of the Series with respect to which the Trust's obligations hereunder relate and shall have no recourse against the assets of any other Series or against any shareholder, Trustee, officer, employee, or agent of the Trust.

     21. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                             THE OLSTEIN FUNDS



                                             By:  /s/ Robert A. Olstein

                                                Robert A. Olstein, President



                                             RODNEY SQUARE DISTRIBUTORS, INC.


                                             By:  /s/ Jeffrey O. Stroble

                                                Jeffrey O. Stroble, President


                                             OLSTEIN & ASSOCIATES, L.P.


                                             By:  /s/ Robert A. Olstein

                                                Robert A. Olstein, President

                                  SCHEDULE A

     In accordance with Section 1 of the Distribution Agreement between the Trust and the National Distributors, and subject to approval by the Trustees of the Trust, the National Distributors agree to provide for the performance of certain obligations and responsibilities under the Distribution Agreement as follows:


I.  OLSTEIN

     Olstein, as co-underwriter and co-distributor, shall be responsible for the following items under this Agreement:

     1. Olstein shall establish and maintain a money market fund or money market account with Wilmington Trust Company (the "Olstein Account"), and will keep such account funded to the extent necessary to provide for: (a) the payment of any up-front commissions due to Selling Dealers for sales of Trust shares, (b) the payment of any distribution or servicing fees payable to Selling Dealers or other servicing agents, and (c) the payment to a Fund of the balance of the purchase price of its shares when, in connection with such purchase order the Selling Dealer has retained from the investment by the purchaser the amounts properly due to such Selling Dealer for such sale; all in accordance with the then-effective prospectus and SAI for the particular Series of the Trust.

     2. Olstein shall have the sole authority to enter into agreements with Selling Dealers, under which such Selling Dealers will provide shareholder servicing and distribution services for the Trust. Olstein shall provide Rodney Square with advance notice of the identity of any dealer with which Olstein proposes to enter into a Selling Dealer Agreement, and shall not execute any such agreement until Rodney Square has completed a suitable due diligence evaluation of such dealer firm.

     3. Olstein shall continue to be a member in good standing of the NASD, and maintain its registration as a broker-dealer with the SEC and any other state or jurisdiction in which it conducts business requiring such registration in connection with sales of the Trust's shares.

     4. Olstein shall pay to Rodney Square, for Rodney Square's services under this Agreement, the sum of $12,000 per annum payable monthly, which shall represent Rodney Square's total remuneration under this Agreement, as Rodney Square will not receive 12b-1 Fees. In addition, Olstein shall reimburse Rodney Square for any out-of-pocket expenses incurred including, but not limited to Section 11(b) hereof.

II.  RODNEY SQUARE

     Rodney Square, as co-underwriter and co-distributor, shall be responsible for the following items under this Agreement:







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
     1. Rodney Square shall continue to be a member in good standing of the NASD, and maintain its registration as a broker-dealer with the SEC, the 50 states, and the District of Columbia, so that Rodney Square may lawfully be listed as the broker of record in connection with sales of the Trusts shares, and lawfully communicate with customers in the various jurisdictions with respect to sales of the Trusts shares. Rodney Square reserves the right to hire a registered broker dealer acceptable to Olstein in any state where Rodney Square either becomes unqualified or is restricted from registration in any such state at Rodney Square's expense.

     2. Rodney Square shall inform Olstein of all inquiries from prospective Selling Dealers who would consider entering into Selling Dealer Agreements with Olstein. Rodney Square shall perform on behalf of the National Distributors a due diligence review with respect to the qualifications of prospective Selling Dealers, and will prepare a report and recommendation with respect to each prospective Selling Dealer's qualifications. Rodney Square shall, when it deems appropriate, advise Olstein not to enter into an agreement with a prospective Selling Dealer, setting forth reasons therefor.

     3. Rodney Square shall review all fund-related advertising and sales literature ("Advertising") for compliance with applicable regulations, including the federal securities laws, and the NASD advertising rules. Rodney Square will also submit all Advertising to the NASD for pre-clearance or approval, as appropriate, and shall provide Olstein with information about such activities.






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